UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 28, 2008	0-7928
Date of Report (Date of earliest event reported)	Commission File Number
(Exact name of registrant as specified in its charter)
Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)
(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) Departure of Chief Operating Officer

On April 28, 2008, Comtech Telecommunications Corp. (the “Company”) announced that Robert G. Rouse will be stepping down as the Company’s Executive Vice President and Chief Operating Officer on August 29, 2008. After that date he will continue to be available to the Company as a consultant, through November 30, 2008.

A copy of the Company’s press release relating to this event is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

5.02(c) Appointment of Senior Vice President of Operations

On April 28, 2008, the Company announced the appointment of Frank Otto to the position of Senior Vice President of Operations. Prior to starting with the Company, Mr. Otto, currently age 58, was most recently employed by EDO Corporation where he served in various capacities since 1979. His most recent position at EDO Corporation was Senior Vice President, Strategic Development which he held since March 2005. From February 2004 though March 2005, Mr. Otto was Chief Operating Officer and from September 2002 through February 2004, Mr. Otto was an Executive Vice President.

A copy of the Company’s press release relating to this event is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

5.02(e) Amendment to Robert G. Rouse’s Employment Agreement

On April 28, 2008, in connection with Mr. Rouse’s pending departure disclosed in 5.02(b) above, the Company and Mr. Rouse entered into a letter agreement (the “Letter Agreement”) which, in part, amends Mr. Rouse’s Amended and Restated Employment Agreement with the Company dated September 17, 2007 (the “Employment Agreement”). The Employment Agreement was amended to provide for an expiration date of August 29, 2008 and to provide for the payment of any incentive compensation to which Mr. Rouse may be entitled with respect to the Company’s fiscal year ending July 31, 2008 so long as Mr. Rouse does not voluntarily terminate his employment prior to August 29, 2008. In addition, the Letter Agreement provides that Mr. Rouse’s outstanding stock options, that are scheduled to vest and become exercisable on or before August 29, 2008, will continue to vest through August 29, 2008, provided Mr. Rouse does not voluntarily terminate his employment before such options vest prior to August 29, 2008. Under the Letter Agreement, Mr. Rouse will provide consulting services to the Company, as the Company may request, during the period August 30, 2008 through November 30, 2008, at a rate of $1,800 per day. In connection with Mr. Rouse’s pending departure, the Executive Compensation Committee of the Board of Directors of the Company amended Mr. Rouse’s 2008 non-equity incentive plan award granted under the Comtech Telecommunications Corp. 2000 Stock Incentive Plan to eliminate the Executive Compensation Committee’s discretion to reduce the amount earned based on the level of achievement of pre-tax income by an amount in excess of the non-discretionary incentive payment payable under the Employment Agreement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference, and to the Employment Agreement, a copy of which was previously filed as Exhibit 10(b) to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on September 19, 2007.

5.02(e) Change in Control and Indemnification Agreements – Frank Otto

On April 28, 2008, the Company and Mr. Otto entered into a change in control agreement which is, in form, substantially the same as similar agreements between the Company and certain other officers of the Company and its subsidiaries. The change in control agreement provides, among other things, that in lieu of any other severance compensation to which Mr. Otto may otherwise be entitled, the Company will pay Mr. Otto severance compensation (a) upon termination of his employment during the period from the time of occurrence of a Change in Control (as defined in the Company’s 2000 Stock Incentive Plan) until the date that is twelve (12) months after such occurrence of a Change in Control, and provided such termination is other than (i) by the Company for “cause” (as defined), (ii) by reason of Mr. Otto’s death, (iii) due to the failure of Mr. Otto to perform his duties with the Company due to disability, or (iv) by Mr. Otto without “good reason” (as defined), or (b) under certain circumstances, upon termination of Mr. Otto’s employment by the Company without cause or by Mr. Otto for good reason within the 30-day period prior to a Change in Control, in a lump sum equal to one-twelfth of Mr. Otto’s annual base salary times the number of months (including fractional months) remaining until the date 18 months after the Change in Control, but not less than 12. The amounts payable under the change in control agreement are subject to possible reduction, in certain instances, to avoid exceeding the limitations of Section 280G of the Internal Revenue Code and the imposition of an excise tax under Section 4999 of the Internal Revenue Code. The foregoing description of the change in control agreement does not purport to be complete and is qualified in its entirety by reference to the form of Change in Control Agreement which was previously filed as Exhibit 10(c) to the Company’s Annual Report on Form 10-K filed with the SEC on September 19, 2007.

On April 28, 2008, the Company and Mr. Otto also entered into an indemnification agreement which is, in form, substantially the same as similar agreements between the Company and certain other officers of the Company and its subsidiaries. Pursuant to the indemnification agreement, Mr. Otto shall be entitled to be indemnified by the Company, to the extent permitted by the General Corporation Law of the State of Delaware, against liabilities incurred in the performance of his duties, subject to certain exceptions. The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2007.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release, dated April 28, 2008, announcing the Company’s planned management changes.
10.1	Letter Agreement, dated April 28, 2008 between the Company and Robert G. Rouse.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated:	April 29, 2008
By:	/s/ Michael D. Porcelain
Name: Title:	Michael D. Porcelain Senior Vice President and Chief Financial Officer